SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                                          Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)         October 25, 2004
                                                  ------------------------------


                       SAVANNAH ELECTRIC AND POWER COMPANY
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             (Exact name of registrant as specified in its charter)


       Georgia                        1-5072                   58-0418070
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(State or other jurisdiction       (Commission               (IRS Employer
     of incorporation)             File Number)            Identification No.)


 600 East Bay Street, Savannah, Georgia                           31401
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(Address of principal executive offices)                       (Zip Code)

Registrant's telephone number, including area code      (912)    644-7171
                                                     -------------------------


N/A  (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.      Other Events.

                See Note (L) to the financial statements in the Quarterly Report on Form 10-Q for the quarter ended June 30, 2004 for information on a request filed with the Georgia Public Service Commission ("Georgia PSC") for a fuel cost recovery rate increase by Savannah Electric and Power Company ("Savannah Electric"), as well as the treatment of costs associated with a coal transloader constructed by Savannah Electric at Plant Kraft. On October 25, 2004, the Georgia PSC approved Savannah Electric's request, with no significant modifications. The approved increase will allow for the recovery of approximately $161 million in fuel costs, which includes an estimate of future fuel costs and one-half of the existing under recovered fuel balance, over the next twelve months. At September 30, 2004, the under recovered fuel balance was approximately $14.5 million. The approved fuel rate increase also includes the recovery of approximately $3.5 million in costs associated with the coal transloader to be amortized over a 21-month period, which the Georgia PSC had previously denied. The new rates will become effective in November 2004.


                                    SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:     October 25, 2004               SAVANNAH ELECTRIC AND POWER COMPANY



                                         By /s/Wayne Boston
                                              Wayne Boston
                                           Assistant Secretary